SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934



Date of Report (date of earliest event            January 23, 1997
reported):




                  ATLANTIC COAST AIRLINES, INC.
     (Exact name of registrant as specified in its charter)




     Delaware              0-21976             13-3621051
  (State or other     (Commission File      (I.R.S. Employer
  jurisdiction of          Number)         Identification No.)
   incorporation)



     1 Export Drive, Sterling  VA            20164
   (Address of principal executive         (Zip Code)
               offices)

                         (703) 406-6500
      (Registrant's telephone number, including area code)



                         Not Applicable

  (Former name or former address, if changed since last report)






     Registrant is filing this Form 8-K in connection with the January 23, 1997 announcement of Paul H. Tate named as the Registrant's Chief Financial Officer; a press release dated January 28 announcing the Registrant's order of 12 Canandair Regional Jets; and a press release dated January 29 announcing the Registrant's annual results.



Registrant hereby incorporates by reference in the report on Form
8-K the following Exhibits:


Exhibit                 Description of Exhibits
Number

  1     Press Release dated January 23, 1997 regarding Atlantic
        Coast Airlines, Inc.

  2     Press Release dated January 28, 1997 regarding Atlantic
        Coast Airlines, Inc.

  3     Press Release dated January 29, 1997 regarding Atlantic
        Coast Airlines, Inc.



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.



                              ATLANTIC COAST AIRLINES, INC.
                              a Delaware corporation


                              By:       /S/ Paul H. Tate
                              Name:     Paul H. Tate
                              Title:   Senior Vice President,
                                  Chief Financial Officer, and
                                  Treasurer

Dated this 3rd day of February, 1997.




























               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                         _______________


                            EXHIBITS

                               to

                            FORM 8-K

                              under

               THE SECURITIES EXCHANGE ACT OF 1934

                         _______________


                  Atlantic Coast Airlines, Inc.
     (Exact name of registrant as specified in its charter)























                      INDEX TO EXHIBITS


Exhibit                  Description of Exhibits
Number

  1     Press Release dated January 23, 1997 regarding Atlantic
        Coast Airlines, Inc.

  2     Press Release dated January 28, 1997 regarding Atlantic
        Coast Airlines, Inc.

  3     Press Release dated January 29, 1997 regarding Atlantic
        Coast Airlines, Inc.



































FOR IMMEDIATE RELEASE                   Contact:  Kathleen L. Donley
January 23, 1997                                  Public Relations Mgr.
Page 1 of 2                                       (703) 406-6505


                ATLANTIC COAST AIRLINES NAMES
         PAUL H. TATE AS ITS CHIEF FINANCIAL OFFICER


Sterling  Virginia  -  Atlantic Coast Airlines  (NASDAQ/NMS:
ACAI), which operates as United Express in the Eastern United States, announced today that it has named Paul H. Tate to serve as Senior Vice President and Chief Financial Officer. Mr. Tate comes to ACA from Reno Air, Inc., where he served as Chief Financial Officer, Vice President of Finance, and Treasurer for the Company.

Mr. Tate has over 17 years of airline experience and has been with Reno Air Inc., since 1993. At Reno Air Inc., he oversaw all aspects of corporate investment banking, information technologies, cash management, financial forecasting and budgeting, aircraft lease/purchase decisions, financial and SEC reporting, cost controls, and internal audits. Mr. Tate was a key member of the Reno Air Inc., management team that returned the Company to profitability despite a challenging West Coast competitive environment.

Before working for Reno Air Inc., Mr. Tate was employed with Midway Airlines, Inc., where he held the position of Vice President of Information Systems. Prior to being the Vice
President  of  Information Systems, he served  as  the  Vice
President and Controller.



                           -more-

     Atlantic Coast Airlines Names Paul H. Tate As Its Chief
                                           Financial Officer
                                                      Page 2


"We are excited about Paul joining Atlantic Coast Airlines. Having come from the jet carrier community, Paul brings to ACA a wealth of knowledge and proven experience in the airline industry and the financial community," stated President and CEO Kerry Skeen. "His talents will be instrumental in supporting the direction and growth this Company is taking. In addition, Paul's experience in a low cost environment as well as his seasoned understanding of automation and information systems are attractive assets."

Mr. Tate earned a Bachelor of Arts with a major in Economics in 1973 and a Master of Business Administration with a concentration in Accounting and Finance in 1975. Both degrees are from Northwestern University in Evanston, Illinois. Mr. Tate is also a C.P.A. in the State of Illinois.

Mr. Tate succeeds Jim Glennon, who recently announced his intention to leave the position as Senior Vice President and Chief Financial Officer. Mr. Glennon was instrumental in the restructuring and recent success of ACA. The Company wishes him well in his future endeavors.

ACA is headquartered in Sterling, Virginia and employs over 1,300 aviation professionals, most of whom are based in the Northern Virginia area. The Company operates its hub at Washington Dulles International Airport, where it offers 188 departures every business day. From Washington Dulles, ACA serves 38 cities in 17 states with non-stop service. Its route system spans the East Coast from Maine to South Carolina and as far west as Michigan. The average age of ACA's fleet is approximately 4 years.



FOR IMMEDIATE RELEASE         Contact:  Kathleen L. Donley
January 28, 1997                        Public Relations Mgr.
Page 1 of 2                             (703) 406-6505

  ATLANTIC COAST AIRLINES ORDERS 12 CANADAIR REGIONAL JETS
               WITH OPTIONS FOR AN ADDITIONAL
                         36 AIRCRAFT

Sterling, Virginia - Atlantic Coast Airlines
("ACA")(NASDAQ/NMS:ACAI), announced today that its decision to purchase 12 Canadair Regional Jet Series 200 ER aircraft from Bombardier Regional Aircraft Division with the option
to acquire an additional 36 jets.   Deliveries are scheduled
to begin as early as July with scheduled passenger service
beginning in September of this year.   Specific routes for
the jet fleet are planned to be announced this Spring.

In connection with this announcement, ACA is forming a separate division, Atlantic Coast Airlines Jet ("ACAJET"). Current plans are for the new jet fleet to operate independently from its United Express operation. ACAJET intends to use its Canadair Regional Jets to capitalize on its strong position at Washington Dulles International Airport in addition to pursuing other potential jet route
opportunities along the East Coast.   ACA currently operates
nearly 200 flights a day at Dulles. This is three times more departures than any other carrier serving the Airport.

"ACA selected the Canadair Jet for several key reasons," stated Kerry Skeen, president and chief executive officer of
Atlantic Coast Airlines.   "The regional jet provides
efficient operations, refined comforts for our passengers, and opportunities to offer new longer range markets
supporting the Northern Virginia community."   Commenting on
the formation of the establishing ACAJET, a separate division from United Express, Skeen added, "The Company values its strong association with United Airlines and will continue to seek means to enhance aspects of the jet operation through that relationship."


"We are delighted that ACA has chosen the Canadair Regional Jet," said Pierre Lortie, president, Bombardier Regional
Aircraft Division.   "ACA's confidence in Bombardier and our
ability to deliver responsive product support is very
welcomed.   The Canadair Jet fleet has accumulated more than
500,000 hours and 600,000 cycles in service.   The aircraft
has distinguished itself as a genuine airliner designed to meet and exceed the stringent requirements of commercial use over a long economic life."

The Canadair Jet is a 50-seat passenger twin-engine aircraft
designed to serve medium-range and small markets.   The
aircraft has the lowest direct operating cost per mile of any currently operating jet and is the fastest regional aircraft, flying at a cursing speed of up to 528 mph.

Atlantic Coast Airlines is headquartered in Sterling,
Virginia, and employs over 1,300 aviation professionals,
most of whom are based in the Northern Virginia area.   The
Company operates its hub at Washington Dulles International
Airport as United Express, where it offers 188 departures
every business day.   From Washington Dulles, ACA currently
serves 38 cities in 17 states with non-stop service.   Its
route system spans the East Coast from Maine to South
Carolina and as far west as Michigan.   The average age of
ACA's fleet is approximately 4 years.


                             ###




























 For Immediate Release                   Contact:  Kathleen L. Donley
 January 29, 1997                                  Public Relations
 Page 1 of 5                                       (703) 406-6505

               ATLANTIC COAST AIRLINES REPORTS
                    RECORD 1996 EARNINGS

       "    ACA Employees Earn Record 1996 Profit Sharing of $2.9 million
       "    ACA Reports Fourth Quarter Net Income of $2.7 million

                 1996 Annual Highlights
                 -  Net income - $19.2 million vs.  $12.9 million
                 - Earnings per share - $2.14 vs. $1.37
                 -  Operating margin increases  to  10.9% vs. 7.9%
                 - Yield increases 13.4% vs. 1995
                 - Fuel cost per gallon increases 20.5%

Sterling, Virginia - Atlantic Coast Airlines, Inc. (NASDAQ/NMS: ACAI), parent of Atlantic Coast Airlines ("ACA"), which operates as United Express, today reported financial and operating results for the fourth quarter and full year 1996. For the fourth quarter of 1996, ACA reported net income of $2.7 million, or $.30 per share fully diluted, as compared to $5.0 million, or $.53 per share fully diluted in the fourth quarter 1995.

Net income for the fourth quarter 1995 included an extraordinary item resulting in a gain of $0.4 million from the early extinguishment of debt, or $.04 per share fully
diluted.   In addition, the fourth quarter of 1995 also
included a tax benefit of $1.5 million that was partially offset by alternative minimum tax, or $.15 per share fully diluted, the reversal of excess restructuring charges of $0.3 million, or $.03 per share fully diluted, and a gain of $0.2 million from the sale of excess slots at White Plains,
NY, or $.02 per share fully diluted.   The total impact of
the extraordinary item and the other adjustments in the fourth quarter 1995 was $2.3 million or $.24 per share fully diluted.

                           -more-
        Atlantic Coast Airlines Reports Record 1996 Earnings
                                                      Page 2

ACA's fourth quarter 1996 operations resulted in a year over year increase in revenue passenger miles (RPMs) of 3.9%, while available seat miles (ASMs) increased 6.3%. The carrier's load factor for the fourth quarter was 45.9% versus 47.0% in 1995, and ACA carried 369,015 passengers for an increase of 1.4% over last year.

For the full year 1996, ACA reported net income of $19.2 million, or $2.14 per share fully diluted in 1996, as compared to net income of $12.9 million, or $1.37 per share fully diluted in 1995. Net income for 1995 included an extraordinary item resulting in a gain of $0.4 million, or $.04 per share fully diluted.

During 1996, passenger revenue increased 16.5% reflecting a 13.4% increase in yield resulting from fare increases and the Company's continued focus on yield management.
Operating income for 1996 increased 57.8% over 1995 partially offset by a 20.5% increase in the cost per gallon
of fuel year-over-year.   Operating margin for 1996
increased to 10.9% compared to 7.9% for 1995. The Company's effective tax rate in 1995 and 1996 included the utilization of a net operating loss carryforward.

On an annual basis, ACA's operations resulted in a year over year increase in RPMs of 2.9%, while ASMs increased 5.5%. ACA's load factor in 1996 was 46.5% versus 47.7% in 1995, and total passengers carried increased 2.7% to 1,462,241.

"We are proud of ACA's employees and the outstanding
accomplishments they made in 1996," stated ACA's president
and chief executive officer, Kerry Skeen.   "The fourth
quarter marks our seventh consecutive quarter that our employees will benefit from the Company's success by receiving a profit sharing check. For 1996, ACA paid its employees a total of over $2.9 million dollars in profit sharing." Skeen added, "Looking ahead to 1997, our employees will have the exciting challenge of introducing the Canadair Regional Jet into the ACA fleet and the substantial growth that will follow."

ACA also reviewed other recent developments:
- On January 28, 1997, ACA announced that it has entered into an agreement to purchase 12 Canadair Regional Jet
Series 200 ER aircraft from Bombardier Regional Aircraft
Division and rights to acquire an additional 36 jets.
Deliveries are scheduled to begin as early as July with revenue passenger service beginning in September of this year.


                           -more-


        Atlantic Coast Airlines Reports Record 1996 Earnings
                                                      Page 3

- On January 23, 1997, ACA announced that it had named Paul
H. Tate to serve as Senior Vice President and Chief
Financial Officer.  Mr. Tate comes to ACA from Reno Air,
Inc., where he served as Chief Financial Officer, Vice
President of Finance, and Treasurer for the Company.  Mr.
Tate has over 17 years of airline experience and has been
with Reno Air Inc., since 1993.   Mr. Tate was a key member
of the Reno Air Inc., management team that returned the Company to profitability despite a challenging West Coast competitive environment. Before working for Reno Air Inc., Mr. Tate was employed with Midway Airlines, Inc., where he held the position of Vice President of Information Systems.

- On December 4, 1996, ACA announced that it has entered into an agreement in principle with Aero International (Regional), ("AI(R)"), to purchase twelve new 29-passenger Jetstream 41 (J-41) aircraft. Subject to final agreement, delivery of the twelve aircraft will begin in January 1997 and will be completed by mid-1999. The agreement is structured to allow ACA to take advantage of favorable third party aircraft financing alternatives, and to facilitate refinancing of existing J-41s which are currently financed through the manufacturer.


- On November 25, 1996, ACA announced that it will install the Aircraft Communications Addressing and Reporting System (ACARS), Flight Management System (FMS) and Global Positioning System (GPS) in its Jetstream 41 aircraft beginning as early as December of this year. ACA's entire fleet (29-J32s and 28-J41s) is scheduled to be completed by early next year. The ACARS/FMS/GPS systems, manufactured by AlliedSignal, use satellite communications to transmit data between flight crews, aircraft, and dispatchers.

- On October 23, 1996, ACA announced that the Federal Aviation Administration presented a Certificate of Excellence "Diamond Award" for ACA's participation in the Aviation Maintenance Technician Training Program (AMT). The FAA Certificate of Excellence Awards Program is an incentive program to encourage aviation maintenance technician employees and employers to aggressively participate in maintenance and FAR Part 147 training. The "Diamond Award" is the highest level of achievement an employer can earn.


ACA is headquartered in Sterling, Virginia and employs over 1,300 aviation professionals, most of whom are based in the Northern Virginia area. The Company operates its hub at Washington Dulles International Airport, where it offers 188 departures every business day. From Washington Dulles, ACA serves 38 cities in 17 states with non-stop service. Its route system spans the East Coast from Maine to South Carolina and as far west as Michigan. ACA operates one of the youngest and most modern aircraft fleet in service today with an average age of less than 5 years.


ACA's conference call with industry analysts may be heard after 4:30 p.m. (EST). To access the call, dial 1-800-633-8284 and enter ACA's ID # - 2257486. The recording will be available for 24 hours.



                           -more-
        Atlantic Coast Airlines Reports Record 1996 Earnings
                                                      Page 4

  Financial Results - Fourth Quarter 1996 (unaudited)
 ($000's)
                                      1996        1995  % Change
Passenger revenue                  $43,937      40,162      9.4%
Other revenue                          784         761      3.0%
Total operating revenues            44,721      40,923      9.3%

Operating expenses before           42,453      37,843     12.2%
restructuring
Restructuring reversals              ---          (303)

Total operating expenses            42,453      37,540     13.1%
Net operating income                 2,268       3,383

Non-operating expenses                (38)       (168)   (77.4%)
Income before taxes                  2,230       3,215
Income tax benefit                     470       1,395
Income before extraordinary          2,700       4,610
item

Extraordinary item: Early
extinguishment of debt               ---           400

Net income                          $2,700      $5,010

Income per common and common
   equivalent share
       Primary:
          Income before               $.30        $.51
extraordinary item
          Extraordinary item         ---          $.05

              Net income              $.30        $.56

       Fully diluted:
          Income before               $.30        $.49
extraordinary item
           Extraordinary item        ---          $.04

              Net income              $.30        $.53

Weighted average number of common
    and common equivalent shares (000's)

    Primary                          8,943       8,839
    Fully diluted                    8,964       9,417










  Operating Results - Fourth Quarter 1996

                                      1996        1995  % Change

Revenue passenger miles (000's)     91,399      87,961      3.9%
Available seat miles (000's)       199,172     187,329      6.3%
Load factor                          45.9%       47.0%     (1.1pts)
Passengers                         369,015     364,022      1.4%
Yield per RPM (cents)                 48.1        45.7      5.3%
Total revenue per ASM (cents)         22.5        21.8      3.2%
Operating cost per ASM (cents)*       21.3        20.2      5.4%
Break-even load factor*               43.5%       43.4%     0.1pts
Operating margin*                      5.1%        7.5%    (2.4pts)
Average passenger trip length          248         242      2.5%
(miles)

*Before restructuring





























        Atlantic Coast Airlines Reports Record 1996 Earnings
                                                      Page 5
  Financial Results - Twelve Months Ending December 31, 1996
          (unaudited)
            ($000's)
                                       1996       1995   % Change

Passenger revenue                  $179,370   $153,918     16.5%
Other revenue                         3,114      3,050      2.1%
Total operating revenues            182,484    156,968     16.3%

Operating expenses before           162,647    144,644     12.4%
restructuring
Restructuring reversals                (426)      (521)   (18.2%)
Total operating expenses            162,221    144,123     12.6%
Net operating income                 20,263     12,845     57.8%

Non-operating expenses                (655)    (1,555)
Income before taxes                  19,608     11,290
Income tax benefit (expense)          (450)      1,212
Income before extraordinary          19,158     12,502
item

Extraordinary item: Early
extinquishment of debt               ---           400

Net income                          $19,158    $12,902

Income per common and common
   equivalent share
       Primary:
           Income before              $2.14      $1.39
extraordinary item
           Extraordinary item        ---          $.05

               Net income             $2.14      $1.44

       Fully diluted:
           Income before              $2.14      $1.33
extraordinary item
           Extraordinary item        ---          $.04

               Net income             $2.14      $1.37

Weighted average number of
common and common equivalent
shares (000's)
    Primary                           8,963      8,736
    Fully diluted                     8,963      9,390









     Operating Results - Twelve Months Ending December 31, 1996
                                         1996      1995   % Change

Revenue passenger miles (000's)       358,725   348,675       2.9%
Available seat miles (000's)          771,068   731,109       5.5%
Load factor                             46.5%     47.7%      (1.2 pts)
Passengers                          1,462,241 1,423,463       2.7%
Yield per RPM (cents)                    50.0      44.1      13.4%
Total revenue per ASM (cents)            23.7      21.5      10.2%
Operating cost per ASM (cents)*          21.1      19.8       6.6%
Break-even load factor*                  41.4%     43.9%     (2.5 pts)
Operating margin*                        10.9%      7.9%      3.0 pts
Average passenger trip length             245       245      ---
(miles)

*Before restructuring

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